U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 10-SB
                             AMENDMENT 2

            General Form for Registration of Securities
           of Small Business Issuers Under Section 12(b)
               or 12(g) of the Securities Act of 1934



                   Garden Bay International, Ltd.
            ______________________________________________
            (Name of Small Business Issuer in Its Charter)


                   Delaware                           33-0822337
        ________________________________             __________________
        (State or Other Jurisdiction of              (I.R.S. Employer
        Incorporation or Organization)               Identification No.)


 85 Lakeshore Drive, Rancho Mirage, California,                 92270
 ______________________________________________               __________
     (Address of Principal Executive Offices)                 (ZIP Code)


                             (760) 862-1991
               ________________________________________________
               (Issuer's Telephone Number, Including Area Code)

Securities to be Registered under Section 12(b) of the Act:

    Title of Each Class                 Name of Each Exchange on Which
    to be so Registered                 Each Class is to be Registered
    ____________________                ______________________________

Securities to be Registered under Section 12(g) of the Act:

       Common Stock
    ____________________

ITEM 1       DESCRIPTION OF BUSINESS

All financial information is current as of June 30, 2000. Other information is current as of the date of filing.

General

Garden Bay International, Inc. ("the Company") was incorporated in the State of Delaware on July 20, 1998. The Company is in the business of designing, marketing and selling unique and collectible ceramic dinnerware and pottery items to wholesale suppliers and distributors for sale in retail stores and specialty outlets.

Mission

The mission of the Company is to initially create a profit by designing, marketing and selling unique and collectible ceramic dinnerware and pottery items to wholesale suppliers then expanding to selling these unique, collectible items over the Internet by setting up an Internet store to include trades, classifieds and auctions. The Company's goal is to establish a network of artisans for designing and manufacturing hand-painted collectible ceramic items including dishes, serving platters, vases, table lamps, small flower pots and ashtrays, then marketing these items to wholesale suppliers and distributors for sale in retail stores and specialty outlets.

Product

The Company contacted appropriate wholesale artists, craftsmen and distributors in Europe, Mexico and Canada concerning the design and manufacture of specialty hand-painted ceramics and pottery items. Initially, the Company intends to make available sets of distinctive, hand-painted ceramic dinnerware including dinner plates, salad plates, saucers, cups, mugs, serving platters, salt and pepper containers, milk and sugar containers, soup tureens, large and small pitchers, tea pots, bowls and ice tea/water containers.
These items will be available in the yellow-fish motif, pink-chicken motif, green-chicken motif and blue-chicken motif.

Manufacturing

The hand painted ceramics to be sold wholesale and later to be incorporated on the web site to be sold retail can be purchased at cost saving levels for quantities. Currently the Company has located certain artisans in Mexico to manufacture the ceramic pieces and individually hand-paint each item according to certain designs (fish and chicken motifs) approved by the Company. The Company plans initially to have its products shipped directly from the vendor to the wholesale suppliers and distributors and later, as the need arises, to deliver to the Company's headquarters and shipped to customers. Sufficient space is available at present and the decision to expand will be based on price and logistics. There is sufficient proximity to couriers such as UPS and Fed Ex locations for ease of shipping.

Marketing

The marketing plan includes making available the products through three primary sales channels: to wholesale suppliers and distributors for placement in retail outlets where dinnerware ceramics and pottery are sold; through the Internet primarily through a Garden Bay web site; and through a Garden Bay catalog. The Company currently does not operate a web site but plans to construct one at a later date which would include charging ability via credit card for purchases of ceramics and pottery as well as an informational source for classifieds, trades and auctions. The Company also plans at a later date to offer its products through Internet marketing partnerships with America Online Shopping Channel, @Home and Catalog City. The Company believes that online retailing over the Internet will present Garden Bay with a significant opportunity for the marketing and sale of its products and will enable the Company to significantly expand and diversify its customer base. The Company believes that Garden Bay products are particularly well positioned to be marketed and sold over the Internet. The Company currently does not offer a catalog, but plans to produce one after sales have commenced thus providing customers with increased shopping flexibility and service. This multi-channel approach will provide the Company with significant marketing, sales, and operational synergies and provide customers with enhanced shopping flexibility and superior customer service.

Initially, the Company plans to market the complete set of ceramic dinnerware (to wholesale suppliers and distributors) for $525 with a $3,000 minimum order and a 24-piece minimum order quantity. Prices can be reduced with build up of volume. Discounts can be made according to total order value and pieces per item. The Company plans to collect ten percent with order confirmations and full balance prior to shipment. Delivery of items will be made 30 to 90 days after shipment order is placed.

Competition

The Company will operate in a highly competitive environment. The Company principally competes with a variety of department stores and specialty retailers such as Pottery Barn and Williams of Sonoma, inc. that offer products similar to or the same as the Company products. The United States retail industry, and the specialty retail industry in particular, is dynamic in nature and has undergone significant changes over the past several years. The Company's ability to anticipate and successfully respond to continuing challenges is critical to its long-term growth. The Company may later compete with major Internet retailers or other catalogs that offer products similar to or the same as the Company's products. Many of our competitors are larger companies with greater financial resources, a wider selection of merchandise and a greater inventory availability.

The Company plans to enter into purchase obligations outside of the United States which are settled in U.S. dollars and, therefore, have only minimal exposure to foreign currency exchange risks. The Company does not plan to hedge against foreign currency risks and believe that foreign currency exchange risk is immaterial.

Governmental Approval, Regulation and Environmental Compliance
Other than general business licensing requirements, the Company is unaware of any governmental regulations in regard to its product.

Given the nature of Garden Bay's business, the Company does not anticipate any material costs associated with compliance with federal, state and local environmental laws and regulations.

The Company is not aware of any federal, state or local laws and regulations regulating the Internet at this time which would materially affect its business activities.

ITEM 2.  MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Certain Forward-Looking Information

Information provided in this Form 10SB may contain forward-looking statements within the meaning of Section 21E or Securities Exchange Act of 1934 that are not historical facts and information. These statements represent the Company's expectations or beliefs, including, but not limited to, statements concerning future and operating results, statements concerning industry performance, the Company's operations, economic performance, financial conditions, margins and growth in sales of the Company's products, capital expenditures, financing g needs, as well assumptions related to the forgoing. For this purpose, any statements contained in this Quarterly Report that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. The Company's financial performance and the forward-looking statements contained herein are further qualified by other risks including those set forth from time to time in the documents filed by the Company with the Securities and Exchange Commission.

The Business Plan for the Company over the next twelve months is to design and manufacture sets of distinctive, hand-painted ceramic dinnerware in four designs approved by the company and to implement a wholesale sales group to distribute the Company's products for placement to retail outlets. The Company plans to implement a merchandising strategy that will seek out other hand-designed products by artisans world-wide for distribution. The Company plans initially to have its products shipped directly from the vendor to the wholesale suppliers and distributors and later, as the need arises, to rent a small order fulfillment and distribution facility. The shipment of products directly from vendors to the suppliers or directly to the stores reduces the level of the lead-time required to receive the products. Financing will be arranged as required during this period. The Company has sufficient capital for its present business plan during the next 12 months. The Company will require a down payment on all orders sufficient to defray the cost of the production. The Company may attempt to raise the additional capital by the sale of its securities in private placements. There can be no assurance that such sales can be accomplished at prices satisfactory to the Company, if at all.

The Company anticipates that a small 150 - 250 square feet warehouse will be adequate to carry on the operation over the next year of business. Sales will be established through wholesale suppliers and distributors. It is anticipated that sales will grow in an orderly fashion over the next year. An Internet web site for sales, information, trades, classified and auctions is being planned but has not been established or committed to at this time. A catalog for retail consumers is being planned after sales have commenced but has currently not been established or committed to at this time.

RISK FACTORS

1. Limited History of Operations. The Company was organized on July 20, 1998 and has had limited operations to date. Therefore its operations are subject to all of the risks inherent in new business enterprises. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the start up of new businesses and the competitive environment in which the Company will operate. The Company has
had no significant   revenues to date.

2. Time lapse to Operational Stage of the Company Operations therefore will depend upon the continued availability of investment capital to fully fund subsequent Projects. If operating revenues are insufficient to continue the Company's operations, additional funds would have to be raised through equity or debt financing. The Company has no commitments for any additional debt or equity financing and there can be no assurance that any such commitments will be obtained on favorable terms, if at all.

3. Competition. The Company will operate in a highly competitive environnemt. The Company will compete with retailers which have a history and experience the company does not have.

4. Dependence on Management. Because the Company is a new business and has no significant operating history, it will be heavily dependent upon the services and experiences of its officers. The loss of the service of any officer could adversely affect the conduct of the Company's business.

5. Industry and Economic Factors. The industry in which the Company expects to operate is subject to constant changes based upon changes in public taste as well as the condition of the general economy. Factors beyond the control of the Company or those on whom it intends to rely could cause the Company to fail.

6. Control of the Company. The Officers, Directors and Principal Shareholder Group own more than 50% of the Common Shares of the Company. Therefore, the Control Group will either control or significantly influence a voting control of the Company. Pursuant to the laws of Delaware, a majority of all shareholders entitled to vote an any regularly called shareholders meeting, may act, as a majority, without notice or meeting, giving notice to other shareholders only after such action may have been taken. While there are some limits upon this right of the majority, Investors should understand that Management commands a voting majority in control of the Company.

7. Dividends. The Company has paid no dividends on its Common Shares since its inception. The Company does not anticipate paying any dividends on its Common Stock until and unless such profit is realized and may not pay out any dividends thereafter.


8. Potential Conflicts of Interest. The officers and directors are associated with other firms, including others with material contractual relationships with this Issuer, and are involved in a range of business activities. Due to these affiliations and the fact that some officers are expected to devote only a portion of their time to the business of the Company, there are potential inherent conflicts of interest in their acting as directors and as officers. Each of the officers and directors is or may become an officer, director, controlling shareholder, partner or participant in other entities engaged in a variety of businesses. These existing and potential conflicts of interest are irreconcilable and could involve the participating officers and directors in litigation brought by the Company's shareholders or by the shareholders of other entities with which the officers
and directors are currently, or may become, affiliated.   To help alleviate
this position somewhat, Management has adopted a policy of full disclosure with respect to business transactions with any entity in which any or all of the officers or directors are affiliated, either directly or indirectly. An officer or director may continue any business activity in which such officer or director engaged prior to joining the Company.

9. Going Concern As of June 30, 2000 the company had a stockholders' Equity of $1,642. The auditors have raised a "going concern" question on the audit for the year ended December 31, 1999 and the period ended June 30, 2000.


ITEM 3.  DESCRIPTION OF PROPERTY

The Company owns no real property. The Company is provided sufficient space to do its present business by a director of the Company. In the near future, the Company will be looking for its own space. The Company expects to have no problems finding the space it needs at prices that it can afford.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the Common Stock ownership as of September 10, 2000 of each officer, director and who is known to the Company as management or to be the beneficial owner of more than five percent of the Company's Common Stock. As of September 10, 2000, there were
5,187,000 common shares outstanding.

Name Of                  Amount and          Percent Ownership
Beneficial Owner         Beneficial
Reuben McDonald             5,000,000            96.39

                                       -7-

1. Unless otherwise indicated, the named party is believed to be the sole investor and have voting control of the shares set forth in the above table. Based on 5,187,000 outstanding shares on June 30 , 2000.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

A.The Directors and Officers of the Company, all of whose terms will expire one year from their election, or at such a time as their successors shall be elected and qualified are as follows:

Name and Address             Age     Position               Date Elected

Reuben McDonald              42     President, Secretary,   1998
9150 21st Street SE                 Treasurer
Calgary, Alberta, Canada            and Director
T2C 4B9

Robert Berk                  69     Director                1998
85 Lakeshore Dr.
Rancho Mirage, Ca., 92270

Resumes of the Directors and Officers of the Company are:

Reuben McDonald has served as President, Secretary, Treasurer and Director of Garden Bay International, Inc. since July 1998. He has also served as a Transportation Manager for the City of Calgary, Alberta, Canada since 1991. From 1989 to 1991, Mr. McDonald worked as a rehabilitation practitioner for the Calgary Residential Services Society. From 1987 to 1988, Mr. McDonald worked with the Professional Review Organization for Washington. Mr. McDonald holds a Bachelor of Arts Degree from the University of Washington, Seattle.

Robert Berk has served as Director of Garden Bay International, Inc. since July 20, 1998. Since 1999 to present, Mr. Berk has worked as marketing and entertainment consultant to Spotlight 29 Casino, and was instrumental in the signing of a $60 million expansion deal between the casino and Trump International. Since 1998 to present, Mr. Berk has worked as theatrical producer for "Joey and Maria's Italian Wedding," a live performance currently playing at Spotlight 29 Casino. Prior to 1998, Mr. Berk has worked as a consultant in marketing and distribution for companies such as Atari, Samsung, Viacom, NEC, Murata, Phillips and Dupont. Mr. Berk was part of the initial development group that took Atari to the public market in the United States and launched the video game business. Mr. Berk holds a Bachelors Degree from Syracuse University, New York.

ITEM 6.  EXECUTIVE COMPENSATION

A. None of the officers or directors receives or has received any remuneration for serving as director or officer of the Company, however, the President has received $2,000 in consulting expenses.

B. There is no annuity, pension or retirements benefit proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

C. No remuneration is proposed to be paid in the future directly or indirectly by the Company to any officer or director under any plan which is presently existing. No options have been granted. The Company has not decided when and in what circumstances it will start paying officers and directors.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACITONS

On February 11, 1999 the Company issued 5,000,000 shares of its common stock to its president and director, Reuben McDonald.

ITEM 8.  LEGAL PROCEEDINGS

None

ITEM 9.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Title or Class                         Number of Record Holders

     Common                                      41

There is, as of the date of filing, no public market in any class of stock of the Company.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

On July 20, 1998 the Company sold 5,000,000 shares of its common stock to its president, Reuben McDonald for $1000 in cash. The stock was issued in reliance on an exemption from registration for non public offerings contained in section 4
(2) of the 1933 Securities act as Amended.

Between February 11, 1999 and March 25, 1999, the Company sold 187,000 common shares to 40 persons at $0.10 per share for a total of $18,700. The shares were sold in reliance on an exemption from registration contained in Regulation D(504) of the Securities Act of 1033 as amended.

ITEM 11.  DESCRIPTION OF SECURITIES

The Company is authorized to issue 80,000,000 shares of Common stock, par value $0.0001 per share. As of March 31, 2000, the Company had outstanding 5,187,000 shares of Common stock. All Common Shares are equal to each other with respect to voting, and dividend rights, and subjects tot he rights of the preferred shareholders. There are 20,000,000 shares of preferred par value$0.0001, none of which are outstanding.

Special meetings of the Shareholders may be called by the officers, directors, or upon the request of holders of at least ten percent of the outstanding voting shares. Holders of Common Shares are entitled to one vote at any meeting of the Shareholders for each Common Share they own as of the record date. At any meeting of Shareholders, a majority of the outstanding Common shares of the Company entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the Common Shares represented at a meeting will govern, even if theirs is substantially less than a majority of the Common Shares outstanding.

Subject to the rights of the preferred shareholders described below, holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any share. Reference is made of the Certificate of Incorporation and Bylaws of the Company as well as to the applicable statutes of the State of Delaware for a more complete description of the rights an liabilities of holders of shares. It should be noted that the Bylaws may be amended by the Board of Directors without notice to the Shareholders.

Non-Cumulative Voting

The shares of the Company do not have cumulative voting rights, which means that the holders of more than fifty percent of the Common Shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

"Penny Stock"

The Securities and Exchange Commission has adopted rule 15g-9 which established the definition of a "penny stock". For purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must
(i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior tot he transaction. Disclosure also has to be made about the risks of investing in penny stocks both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of directors and officers is as provided by the general corporate law of the state of Delaware. There are no specific provisions in either the articles or the bylaws.

ITEM 13.  FINANCIAL STATEMENTS

Audited Financial Statements to June 30, 2000.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

a)   Audited Financial Statements

b)  3(i)  Articles of Incorporation
 .   3(ii) By-Laws
    23    Consent of Auditor
    27    Financial Data Schedule 06/30/2000

                         GARDEN BAY INTERNATIONAL LTD.
                           (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                              --------------------
                                 June 30, 2000
                               December 31, 1999


                               TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT                        1

BALANCE SHEET                                       2

STATEMENT OF OPERATIONS                             3-4

STATEMENT OF STOCKHOLDERS' EQUITY                   5

STATEMENT OF CASH FLOWS                             6-7

NOTES TO FINANCIAL STATEMENTS                       8-9

INDEPENDENT AUDITORS' REPORT

Board Of Directors                                  September 12, 2000
Garden Bay International Ltd.
Rancho Mirage, California

I have audited the Balance Sheets of Garden Bay International Ltd. (A Development Stage Company), as of June 30, 2000, and December 31, 1999, and the related Statements of Operations, Stockholders' Equity and Cash Flows for the period January 1, 2000, to June 30, 2000, the year ended December 31, 1999, and the period July 20, 1998, (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garden Bay International Ltd. (A Development Stage Company), as of June 30, 2000, and December 31, 1999, and the results of its operations and cash flows for the period January 1, 2000, to June 30, 2000, the year ended December 31, 1999, and the period July 20, 1998, (inception) to December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note $13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BERRY L. FRIEDMEN
-----------------
BERRY L. FRIEDMEN
Certified Public Accountant
                                       -1-
                                        -13-

                                    GARDEN BAY
                                INTERNATIONAL LTD.
                          (A Development Stage Company)


                               BALANCE SHEHEET
                               ---------------

                                ASSETS
                                ------

                                           June          December
                                           30, 2000      31, 1999
CRENT ASSETS
  Cash                                     $    829      $  10,283
  Inventory                                     813              0
                                           --------      ---------
    TOTAL CURRENT ASSETS                   $  1,642      $  10,283

OTHER ASSETS                               $      0      $       0
                                           --------      ---------
TOTAL OTHER ASSETS                         $      0              0
                                           --------      ---------
TOTAL ASSETS                               $ 1,642       $  10,283

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES ASSETS                 $      0      $       0
                                           --------      ---------
    TOTAL CURRENT LIABILITIES ASSETS       $      0      $       0
                                           --------      ---------

STOCKHOLDERS' EQUITY
Preferred stock,$.0001 par value
authorized 20,000,000 shares
issued and outstanding
at June 30, 2000-None                      $      0

Common stock, $ .0001 par value,
authorized 80,000,000 shares;
issued and outstanding at
December 31, 1999-5,187,000 shares                       $    519
June 30, 2000-5,187,000 shares             $    519

Additional paid-in capital                   19,181        19,181

Deficit accumulated during
the development stage                       -18,058        -9,417
                                           --------      ---------
TOTAL STOCKHOLDER?S EQUITY                 $  1,642      $ 10,283
                                           --------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                     $ 1,642       $ 10,283
                                           =======       ========

The accompanying notes are an integral part of these financial statements
                                       -2-
                                        -14-

                         GARDEN BAY INTERNATIONAL, LTD.
                         (A Development Stage Company)
                           STATEMENT OF OPERATIONS
                           -----------------------

                            3 Months,   3 Months  6 Months   6 Months
                            Ended       Ended     Ended      Ended
                            June 30,    June, 30  June, 30   June, 30
                             2000       1999       2000       1999
                            ------     -------    --------  ----------

  INCOME
  Revenue                   $       0  $     0    $      0   $       0
                            ---------  -------    --------   ---------
  EXPENSES
  Accounting Expense        $   1,000  $     0    $  1,000   $     800
  Amortization              $       0  $     0    $      0   $      41
  Bank Charges              $      10  $    30    $     10   $      30
  Consulting Fees           $       0  $     0    $  2,000   $       0
  Filing Fees               $   2,750  $     0    $  2,789   $     175
  Legal Expense             $       0  $     0    $      0   $   1,000
  Office Expense            $   1,212  $   820    $  2,412   $   1,298
  Transfer Fees             $     280  $     0    $    430   $     300
                            ---------  -------    --------   ---------
  TOTAL EXPENSES            $   5,252  $   850    $  8,641   $   3,644

  NET LOSS                  $  -5,252  $  -850    $  8,641   $  -3,644
                            =========  =======    ========   =========

  Net loss per share
  Basic and Diluted
  Note #2                   $ -.0010   $  -.0002  $  -.0017   $ -.0007

  Weighted average
  Number of common
  Shares outstanding        5,187,000  5,187,000  5,187,000  5,187,000
                            =========  =========  =========  =========

  The accompanying notes are an integral part of these financial statements.
                                       -3-
                                        -15-

                         GARDEN BAY INTERNATIONAL, LTD.
                         (A Development Stage Company)
                           STATEMENT OF OPERATIONS
                           -----------------------

                            Year       July 20,     July 20, 1998
                            Ended      1998, to    (Inception)
                            Mar. 31,   Dec. 31,     June 30,
                             1999       1998          2000
                            ------     -------      ------------

  INCOME
  Revenue                     $     0    $      0   $       0
                              -------    --------   ---------
  EXPENSES
  Accounting Expense          $   867    $      0   $   1,867
  Amortization                $   281    $     25   $     306
  Bank Charges                $    93    $      0   $     103
  Consulting Fees             $     0    $      0   $   2,000
  Filing Fees                 $   352    $      0   $   3,141
  Legal Expense               $ 1,000    $      0   $   1,000
  Office Expense              $ 5,891    $      0   $   8,303
  Transfer Fees               $   908    $      0   $   1,338
                              -------    --------   ---------
  TOTAL EXPENSES              $ 9,392    $     25   $  18,058

  NET LOSS                    $-9,392    $    -25   $ -18,058
                              =======    ========   =========

Net loss per share
  Basic and Diluted
  Note #2                   $  -.0019         NIL   $  -.0036

  Weighted average
  Number of common
  Shares outstanding          4,860,258  5,000,000  4,976,163
                              =========  =========  =========

  The accompanying notes are an integral part of these financial statements.
                                       -4-
                                        -16-

                         GARDEN BAY INTERNATIONAL, LTD.
                         (A Development Stage Company)

                          STATEMENT OF STOCKHOLDERS' EQUITY

                                                                  Deficit
                                                                  accumulated
                                   Common Stock    Additional     during
                                   ------------    paid-in        development
                                  Shares   Amount  capital        stage
                                ---------  ------  -------        ---------
  July 20, 1998
  Issued for cash               5,000,000  $  500  $      500              0

  Net loss,
  July 20, 1998
  (inception) to
  December 31, 1998                                                      -25
                                ---------  ------  ----------     ----------
  Balance
  December 31, 1998             5,000,000  $  500  $       500           -25

  March 25, 1999
  Issued from
  Sale of private
  Placement (Note 1)              187,000      19       18,681

  Net loss year ended
  December 31, 1999                                               $    -9,392
                                ---------  ------  ----------     -----------

  Balance
  December 31, 1999             5,187,000  $  519  $     19,181   $    -9,417

  Net loss,
  January 1, 2000 to
  June 30, 2000                                                        -8,641
                                ---------  ------    ----------   -----------
  Balance
  March 31, 2000                5,187,000  $  519  $     19,181   $   -18,058

  The accompanying notes are an integral part of these financial statements.
                                       -4-
                                        -17-

                         GARDEN BAY INTERNATIONAL, LTD.
                         (A Development Stage Company)

                           STATEMENT OF CASH FLOWS
                           -----------------------

                             3 Months,   3 Months  6 Months    6 Months
                             Ended       Ended     Ended       Ended
                             June 30,    June, 30  June, 30    June, 30
                              2000       1999       2000        1999
                             ------     -------    --------    ---------
  Cash Flows
  Operating activities:
  Net loss                   $  -5,252  $    -850  $ -8,641    $ -3,644
  Amortization                       0          0         0        +341

  Changes in assets and
  Liabilities:
  Organization costs                 0          0        0         -306
  Inventory                       -813          0     -813            0
  Increase in current
  Liabilities                        0     -1,350        0            0
                             ------     -------    --------    --------
  Cash Flows from
  Investing Activities:              0          0        0            0

  Cash Flows from
  Financing Activities:
  Issuance of common stock
  For cash                            0         0        0      +18,700
                              ---------  ---------- ---------   --------
  Net Increase/
  Decrease in Cash           $  -6,065   $  -2,150 $  -9,454  $  +14,791

  Cash,
  Beginning of period             6,894      17,941    10,283      1,000
                              ---------  ---------- ---------   --------
  Cash,
  End of period               $     829  $  15,791  $     829  $  15,791
                              =========  ========== =========  =========

  The accompanying notes are an integral part of these financial statements.
                                       -6-
                                        -18-

                         GARDEN BAY INTERNATIONAL, LTD.
                         (A Development Stage Company)

                           STATEMENT OF CASH FLOWS
                           -----------------------

                                Year       July 20,     July 20, 1998
                                Ended      1998, to    (Inception)
                                Mar. 31,   Dec. 31,     June 30,
                                 1999       1998          2000
                                ------     -------      ------------

  Cash Flows
  Operating activities:
  Net loss                      $   -9,392  $   -25     $     -18,058
  Amortization                        +281      +25              +306

  Changes in assets and
  Liabilities:
  Organization costs                     0     -306              -306
  Inventory                              0        0              -813
  Increase in current
  Liabilities                         -306     +306                 0

  Cash Flows From
  Operating Activities          $   -9,392  $   -25     $     -18,058

  Cash Flows from
  Investing Activities:                  0        0                 0

  Cash Flows from
  Financing Activities:
    Issuance of common
    Stock For cash                 +18,700    +1,000           +19,700
                                ----------  --------          --------

  Net Increase/
  Decrease in Cash              $   +9,283 $  +1,000            +6,894

  Cash,
  Beginning of period                1,000         0                 0
                              ------------ ---------         ---------
  Cash,
  End of period                 $   10,283  $  1,000         $     829
                                ==========  ========         =========
  The accompanying notes are an integral part of these financial statements.

                                       -7-
                                        -19-

                             GARDEN BAY INTERNATIONAL, LTD.
                           (A Development Stage Company)


                           NOTES TO FINANCIAL STATEMENTS
                           -----------------------------
                       June 30, 2000, and, December 31, 1999


NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized July 20, 1998, under the laws of the State of Delaware, as Garden Bay International, LTD. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is in the business of designing, marketing and selling unique and collectible ceramic dinnerware and pottery items to wholesale suppliers and distributors for sale in retail stores and speciality outlets.

     On July 20, 1998, the Company issued 5,000,000 shares of it's $0.0001 par value common stock for cash of $ 1,000.00.

     On March 25, 1999, the Company completed a public of offerings that was offered without registration under the Securities Act of 1933, as amended (The
"Act"), in reliance upon the exemption from registration afforded by sections
4(2) and 3(b) of the Securities Act and Regulation D promulgated thereunder. The
Company sold 187, 000 shares of common stock at a price of $0.10 per share for a total amount raised of $18,700.


NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

     Accounting policies and procedures have not been determined except as follows:

     1. The Company uses the accrual method of accounting.
     2. In April, 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-5"), Reporting on the Costs of start-up Activities which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, with initial adoption reported as the cumulative effect of a change in accounting principle.
     3. Basic earnings or loss per share ("EPS") is calculated by dividing the income or loss available to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.
     4. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.
     5. The Company has adopted a year end of December 31.

                                         -8
                                        -20-

                             GARDEN BAY INTERNATIONAL, LTD.
                           (A Development Stage Company)


                           NOTES TO FINANCIAL STATEMENTS
                           -----------------------------
                       June 30, 2000, and, December 31, 1999


NOTE 3 - GOING CONCERN

     The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through sale of its securities through private placements.

NOTE 4 - RELATED PARTY TR~NSACTICN

      The Company neither owns or leases any real or personal property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.
The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

                                         -9-
                                        -21-

                             SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this disclosure statement to be signed on its behalf by the undersigned, thereunto duly authorized.

  GARDEN BAY INTERNATIONAL, LTD.


Dated: 09/18/2000

  REUBEN MCDONALD
-----------------
  REUBEN MCDONALD

  President
                                        -22-
